Exhibit 99.1

395 de Maisonneuve Blvd. West
Montreal, QC H3A 1L6

News Release

TICKER SYMBOL	MEDIA RELATIONS	INVESTOR RELATIONS
UFS (NYSE, TSX)	Michel A. Rathier Tel.: 514-848-5103 Email: communications@domtar.com	Pascal Bossé Tel.: 514-848-5938 Email: ir@domtar.com

DOMTAR CORPORATION REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

Synergy program well underway – target increased to $250 million

•	Net earnings of $0.05 per diluted share, earnings before items(1) of $0.06 per diluted share
•	Free cash flow(1) of $77 million in the second quarter
•	Net debt(1) reduced by $104 million year-to-date

Montreal, August 8, 2008 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $24 million ($0.05 per diluted share) for the second quarter of 2008 compared to net earnings of $36 million ($0.07 per diluted share) for the first quarter of 2008 and $11 million ($0.02 per diluted share) for the second quarter of 2007. Sales for the second quarter amounted to $1.6 billion.

Excluding the items listed below, the Company earned $32 million ($0.06 per diluted share) for the second quarter of 2008 compared to $25 million ($0.05 per diluted share) for the first quarter of 2008 and $9 million ($0.02 per diluted share) for the second quarter of 2007.

Second quarter 2008:

•	Gain of $6 million ($4 million after tax) related to the sale of trademarks;

•	Closure and restructuring costs of $11 million ($7 million after tax); and

•	Costs of $9 million ($5 million after tax) related to synergies and integration.

First quarter 2008:

•	Reversal of a provision for $23 million ($17 million after tax) due to the early termination of an unfavorable contract;

•	Costs of $8 million ($5 million after tax) related to synergies and integration; and

•	Closure and restructuring costs of $1 million ($1 million after tax).

Second quarter 2007:

•	Gains of $10 million ($6 million after tax) related to financial instruments;

•	Gain of $1 million related to a change in statutory income tax rates;

•	Costs of $6 million ($4 million after tax) related to synergies and integration; and

•	Closure and restructuring costs of $2 million ($1 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

“We had a better quarter when compared to the same period last year with sales up 3.5% and earnings before items increasing $23 million despite a 5.9% drop in paper shipments. Clearly, the synergies are starting to show in our results and the projected benefits from new initiatives have led us to increase our synergy target to $250 million,” said Mr. Raymond Royer, President and Chief Executive Officer. “Having said that, the announced price increases for papers in June are necessary to adjust to this new business environment of structurally higher input costs,” added Mr. Royer.

SEGMENT REVIEW

PAPERS

Operating income before items(1) was $106 million in the second quarter of 2008 compared to operating income before items(1) of $100 million in the first quarter of 2008. Depreciation and amortization totaled $110 million in the second quarter. When compared to the first quarter, paper shipments decreased 5.6% while pulp shipments remained flat. The shipments-to-production ratio for papers was 99% in the second quarter compared to 103% in the first quarter. When compared to March 30, 2008 levels, paper inventories were 6,000 tons higher at the end of June.

The increase in operating income before items(1) in the second quarter was the result of higher average selling prices for paper and pulp, lower overall costs including the negative impact of higher costs related to fiber, energy, freight and chemicals, lower usage for energy and a favorable exchange rate. These factors were partially mitigated by higher costs related to planned maintenance shutdowns and lower paper shipments.

(In millions of dollars)	2Q 2008	1Q 2008
Sales	$1,407	$1,429
Operating income	$92	$114
Operating income before items[1]	$106	$100
Depreciation and amortization	$110	$110

Commenting on the current business environment and recent demand statistics for uncoated freesheet, Mr. Royer said, “While trade publications have painted a fairly negative demand picture for the paper industry so far in 2008, Domtar’s core business has weathered the storm quite well with no lack-of-order downtime, shipments-to-production close to 100% and paper inventories virtually flat from March-end levels. The closure of the Port Edwards mill in June further tightened our manufacturing system. The U.S. economy remains challenging and we will be closely tracking our order books and will make adjustments to production where needed to respond to customer demand.”

2/12

PAPER MERCHANTS

Operating income was $2 million in the second quarter of 2008 compared to operating income of $3 million in the first quarter of 2008. Depreciation and amortization was $1 million in the second quarter. Deliveries decreased 11% when compared to the first quarter.

The decrease in operating income in the second quarter was the result of the depreciation and amortization expense and lower deliveries, partially offset by higher average selling prices.

(In millions of dollars)	2Q 2008	1Q 2008
Sales	$243	$262
Operating income	$2	$3
Depreciation and amortization	$1	—

WOOD

Operating loss was $12 million in the second quarter of 2008, compared to an operating loss of $22 million in the first quarter of 2008. Depreciation and amortization totaled $7 million in the second quarter. When compared to the first quarter, lumber shipments increased 13% in the second quarter.

The decrease in operating loss in the second quarter was the result of higher average selling prices, higher shipments, lower costs and better productivity at several operations. The results were partially offset by a higher depreciation and amortization expense.

(In millions of dollars)	2Q 2008	1Q 2008
Sales	$70	$63
Operating loss	($12)	($22)
Depreciation and amortization	$7	$6

“The financial results in our Wood business improved significantly in the second quarter, better than what we had expected, and this is due to higher prices but also to the concerted efforts made by our employees to reduce costs and improve the efficiency of our operations,” said Mr. Royer. “I am pleased with this progress and look forward to making additional improvements going forward.”

3/12

OUTLOOK

For the second half of the year, we anticipate the demand for uncoated freesheet paper in North America to remain under pressure due to the challenging economic environment although low inventory levels and capacity rationalization within the industry help maintain a supply-demand balance. Domtar’s synergy program is well-advanced; profit margin expansion in the Papers segment is expected both from the continued benefits from synergies and from price increases implemented in uncoated freesheet early in the third quarter.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2008 financial results. Financial analysts are invited to participate in the call by dialing in at least 10 minutes before start time at 1-866-321-8231 (toll free - North America) or 1-416-642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and a leading marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publication as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 13,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the Form 10-K filed with the SEC. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

- (30) -

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Thirteen weeks ended	Thirteen weeks ended	Twenty-six weeks ended	Twenty-six weeks ended
	June 29 2008	July 1 2007	June 29 2008	July 1 2007
	(Unaudited)		(Unaudited)
Selected Segment Information
Sales
Papers	$1,407	$1,349	$2,836	$2,304
Paper Merchants	243	226	505	302
Wood	70	90	133	137

Total for reportable segments	1,720	1,665	3,474	2,743
Intersegment sales – Papers	(73)	(66)	(156)	(90)
Intersegment sales – Paper Merchants	—	(1)	—	(1)
Intersegment sales – Wood	(8)	(15)	(14)	(18)

Consolidated sales	1,639	1,583	3,304	2,634

Depreciation and amortization
Papers	110	126	220	198
Paper Merchants	1	—	1	1
Wood	7	6	13	11

Consolidated depreciation and amortization	118	132	234	210

Operating income (loss)
Papers	92	92	206	163
Paper Merchants	2	2	5	6
Wood	(12)	(20)	(34)	(24)

Total for reportable segments	82	74	177	145
Corporate	(2)	(5)	(3)	(5)

Consolidated operating income	80	69	174	140
Interest expense	37	47	76	58

Earnings before income taxes	43	22	98	82
Income tax expense	19	11	38	22

Net earnings	24	11	60	60

Per common share (in dollars)
Net earnings
Basic	0.05	0.02	0.12	0.14
Diluted	0.05	0.02	0.12	0.14
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	515.5	515.2	515.5	431.7
Diluted	515.8	516.3	515.9	432.3

Cash flows provided from operating activities	113	189	140	280
Additions to property, plant and equipment	36	32	65	46

5/12

Domtar Corporation

Consolidated Statement of Earnings

(In millions of dollars, unless otherwise noted)

	Thirteen weeks ended	Thirteen weeks ended	Twenty-six weeks ended	Twenty-six weeks ended
	June 29 2008	July 1 2007	June 29 2008	July 1 2007
	(Unaudited)		(Unaudited)
Sales	$1,639	$1,583	$3,304	$2,634
Operating expenses
Cost of sales, excluding depreciation and amortization	1,336	1,288	2,678	2,146
Depreciation and amortization	118	132	234	210
Selling, general and administrative	94	92	206	133
Closure and restructuring costs	11	2	12	5

	1,559	1,514	3,130	2,494

Operating income	80	69	174	140
Interest expense	37	47	76	58

Earnings before income taxes	43	22	98	82
Income tax expense	19	11	38	22

Net earnings	24	11	60	60

Per common share (in dollars)
Net earnings
Basic	0.05	0.02	0.12	0.14
Diluted	0.05	0.02	0.12	0.14
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	515.5	515.2	515.5	431.7
Diluted	515.8	516.3	515.9	432.3

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 29 2008	December 30 2007
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$61	$71
Receivables, less allowances of $10 and $9	560	504
Inventories	926	936
Prepaid expenses	37	14
Income and other taxes receivable	77	69
Deferred income taxes	181	182

Total current assets	1,842	1,776

Property, plant and equipment, at cost	9,680	9,685
Accumulated depreciation	(4,562)	(4,323)

Net property, plant and equipment	5,118	5,362
Goodwill	363	372
Intangible assets, net of amortization	104	111
Other assets	109	105

Total assets	7,536	7,726

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	38	63
Trade and other payables	743	765
Income and other taxes payable	37	28
Long-term debt due within one year	19	17

Total current liabilities	837	873

Long-term debt	2,122	2,213
Deferred income taxes	999	1,003
Other liabilities and deferred credits	361	440

Shareholders’ equity
Common stock	5	5
Exchangeable shares	159	293
Additional paid-in capital	2,715	2,573
Retained earnings	107	47
Accumulated other comprehensive income	231	279

Total shareholders’ equity	3,217	3,197

Total liabilities and shareholders’ equity	7,536	7,726

7/12

Domtar Corporation

Consolidated Statement of Cash Flows

(In millions of dollars)

	Thirteen weeks ended	Thirteen weeks ended	Twenty-six weeks ended	Twenty-six weeks ended
	June 29 2008	July 1 2007	June 29 2008	July 1 2007
	(Unaudited)		(Unaudited)
Operating activities
Net earnings	$24	$11	$60	$60
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	118	132	234	210
Deferred income taxes	1	(4)	13	(15)
Net gains on disposals of property, plant and equipment	(1)	—	(1)	—
Stock-based compensation expense	4	1	9	1
Gain on sale of trademark	(6)	—	(6)	—
Other	2	—	4	1
Changes in assets and liabilities, net of effects of acquisition
Receivables	23	68	(58)	(19)
Inventories	11	19	—	27
Prepaid expenses	(5)	(2)	(22)	(7)
Trade and other payables	(13)	(8)	(31)	38
Income and other taxes	(11)	2	1	16
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(42)	(25)	(47)	(29)
Other assets and other liabilities	8	(5)	(16)	(3)

Cash flows provided from operating activities	113	189	140	280

Investing activities
Additions to property, plant and equipment	(36)	(32)	(65)	(46)
Proceeds from disposals of property, plant and equipment	1	22	22	22
Proceeds from sale of trademark	6	—	6	—
Business acquisitions – cash acquired	—	—	—	573
Other	—	(4)	—	(4)

Cash flows provided from (used for) investing activities	(29)	(14)	(37)	545

Financing activities
Net change in bank indebtedness	(49)	(23)	(26)	(3)
Repayment of revolving bank credit	—	(90)	(50)	—
Issuance of short-term debt	—	—	—	1,350
Issuance of long-term debt	—	—	—	800
Repayment of short-term debt	—	—	—	(1,350)
Repayment of long-term debt	(31)	(81)	(37)	(81)
Debt issue costs	—	—	—	(24)
Distribution to Weyerhaeuser prior to March 7, 2007	—	—	—	(1,431)
Other	—	(4)	—	(5)

Cash flows used for financing activities	(80)	(198)	(113)	(744)

Net increase (decrease) in cash and cash equivalents	4	(23)	(10)	81
Translation adjustments related to cash and cash equivalents	—	(7)	—	(2)
Cash and cash equivalents at beginning of period	57	110	71	1

Cash and cash equivalents at end of period	61	80	61	80

Supplemental cash flow information
Net cash payments for:
Interest	36	43	55	43
Income taxes	39	18	46	21

8/12

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2008					2007
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,429	1,407			2,836	955	1,349	1,411	1,401	5,116
Intersegment sales – Papers	($)	(83)	(73)			(156)	(24)	(66)	(72)	(73)	(235)
Operating income	($)	114	92			206	71	92	133	25	321
Depreciation & amortization	($)	110	110			220	72	126	122	124	444
Impairment of PP&E	($)									92	92
Papers
Papers Production	('000 ST)	1,173	1,146			2,319	826	1,216	1,187	1,182	4,411
Papers Shipments	('000 ST)	1,205	1,137			2,342	871	1,209	1,261	1,160	4,501
Uncoated freesheet	('000 ST)	1,149	1,096			2,245	814	1,163	1,194	1,104	4,275
Coated groundwood	('000 ST)	56	41			97	57	46	67	56	226
20-lb repro bond, 92 bright (copy) (a) list price	($/ton)	1,007	1,050			1,029	930	963	990	990	968
50-lb offset, rolls (a) list price	($/ton)	860	907			884	810	810	803	847	818
Coated publication No. 5, 40-lb offset, rolls (a) list price	($/ton)	900	975			938	778	748	782	840	787
Pulp
Pulp Shipments (b)	('000 ADMT)	347	347			694	249	335	334	411	1,329
Hardwood Kraft Pulp	(%)	44%	43%			44%	21%	46%	48%	45%	42%
Softwood Kraft Pulp	(%)	47%	46%			46%	61%	41%	40%	46%	46%
Fluff Pulp	(%)	9%	11%			10%	18%	13%	12%	9%	12%
Pulp NBSK – U.S. market (a) list price	($/ADMT)	880	880			880	790	810	837	858	824
Pulp NBHK – Japan market (a)(c) list price	($/ADMT)	715	755			735	640	640	658	683	655
Paper Merchants Segment
Sales	($)	262	243			505	76	226	249	262	813
Intersegment sales – Paper Merchants	($)							(1)			(1)
Operating income	($)	3	2			5	4	2	6	1	13
Depreciation & amortization	($)		1			1	1			1	2
Wood Segment
Sales	($)	63	70			133	47	90	88	79	304
Intersegment sales – Wood	($)	(6)	(8)			(14)	(3)	(15)	(16)	(16)	(50)
Operating loss	($)	(22)	(12)			(34)	(4)	(20)	(13)	(26)	(63)
Depreciation & amortization	($)	6	7			13	5	6	6	8	25
Impairment of goodwill	($)									4	4
Lumber Production	(Millions FBM)	168	155			323	68	152	164	158	542
Lumber Shipments	(Millions FBM)	160	181			341	88	227	197	172	684
Lumber G.L. 2x4x8 studs (a) prices	($/MFBM)	277	306			292	317	335	336	294	321
Lumber G.L. 2x4 R/L, no. 1 & no. 2 (a) prices	($/MFBM)	291	309			300	332	332	343	308	329
Average Exchange Rates	CAN	1.004	1.010			1.007	1.172	1.098	1.044	0.981	1.074
	US	0.996	0.990			0.993	0.854	0.911	0.958	1.019	0.931

(a)	Source: Pulp & Paper Week and Random Lengths.
(b)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.
(c)	Based on Pulp & Paper Week's Southern Bleached Hardwood Kraft pulp prices for Japan, increased by an average differential of $15/ADMT between Northern and Southern Bleached Hardwood Kraft pulp prices.

9/12

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow,” “Net Debt” and “Net Debt-to-Total Capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate the ability to service debt and the overall credit profile of the company. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates “Earnings Before Items” and “EBITDA Before Items” by excluding the after-tax (pre-tax) effect of items considered by management as not typifying the Net earnings (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) is the most directly comparable GAAP measure.

		2008					2007
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings Before Items” to Net Earnings (Loss)
Net earnings (loss)	($)	36	24			60	49	11	36	(26)	70
(-) Reversal of a provision for unfavorable contract	($)	(17)				(17)
(+) Costs related to synergies, integration and optimization	($)	5	5			10	4	4	8	14	30
(+) Closure and restructuring costs	($)	1	7			8	2	1	1	5	9
(-) Gain related to the sale of trademarks	($)		(4)			(4)
(+) Impairment of goodwill and property, plant and equipment	($)									66	66
(-) Gains for lawsuit and insurance claim settlements	($)									(35)	(35)
(+) Expenses related to the debt restructuring	($)									17	17
(-) Gain related to change in statutory income tax rate	($)						(6)	(1)	3	(11)	(15)
(-) Gains related to financial instruments	($)							(6)	(4)	(1)	(11)
(=) Earnings Before Items	($)	25	32			57	49	9	44	29	131

Reconciliation of “EBITDA” and “EBITDA Before Items” to Net Earnings (Loss)
Net earnings (loss)	($)	36	24			60	49	11	36	(26)	70
(+) Income tax expense (benefit)	($)	19	19			38	11	11	39	(32)	29
(+) Interest expense	($)	39	37			76	11	47	48	65	171
(=) Operating income	($)	94	80			174	71	69	123	7	270
(+) Depreciation and amortization	($)	116	118			234	78	132	128	133	471
(+) Impairment of goodwill and property, plant and equipment	($)									96	96
(=) EBITDA	($)	210	198			408	149	201	251	236	837
(-) Reversal of a provision for unfavorable contract	($)	(23)				(23)
(+) Costs related to synergies, integration and optimization	($)	8	9			17	7	6	14	21	48
(+) Closure and restructuring costs	($)	1	11			12	3	2	2	7	14
(-) Gain related to the sale of trademarks	($)		(6)			(6)
(-) Gains for lawsuit and insurance claim settlements	($)									(51)	(51)
(-) Gains related to financial instruments	($)							(10)	(6)	(2)	(18)
(=) EBITDA Before Items	($)	196	212			408	159	199	261	211	830

Reconciliation of “Free Cash Flow” to Cash Flow from Operating Activities
Cash flow provided from operating activities	($)	27	113			140	91	189	144	182	606
(-) Additions to property, plant and equipment	($)	(29)	(36)			(65)	(14)	(32)	(19)	(51)	(116)
(=) Free Cash Flow	($)	(2)	77			75	77	157	125	131	490

“Net Debt-to-Total Capitalization” Computation
Bank indebtedness	($)	86	38				89	74	75	63
(+) Current portion of long-term debt	($)	17	19				21	19	19	17
(+) Long-term debt	($)	2,155	2,122				2,577	2,425	2,356	2,213
(-) Cash and cash equivalents	($)	(57)	(61)				(110)	(80)	(136)	(71)
(=) Net debt	($)	2,201	2,118				2,577	2,438	2,314	2,222
(+) Shareholders’ equity	($)	3,172	3,217				2,941	3,094	3,212	3,197
(=) Total capitalization	($)	5,373	5,335				5,518	5,532	5,526	5,419
Net debt	($)	2,201	2,118				2,577	2,438	2,314	2,222
(/) Total capitalization	($)	5,373	5,335				5,518	5,532	5,526	5,419
(=) Net Debt-to-Total Capitalization	(%)	41%	40%				47%	44%	42%	41%

“Earnings Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow” and “Net Debt-to-Total Capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/12

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures - By Segment 2008

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates segment “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Operating Income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1'08	Q2'08	Q3'08	Q4'08	YTD	Q1'08	Q2'08	Q3'08	Q4'08	YTD	Q1'08	Q2'08	Q3'08	Q4'08	YTD	Q1'08	Q2'08	Q3'08	Q4'08	YTD
Reconciliation of Operating Income to “Operating Income Before Items”
Operating Income (loss)	($	)	114	92			206	3	2			5	(22)	(12)			(34)	(1)	(2)			(3)
(-) Reversal of a provision for unfavorable contract	($	)	(23)				(23)
(+) Costs related to synergies, integration and optimization	($	)	8	9			17
(+) Closure and restructuring costs	($	)	1	11			12
(-) Gain related to the sale of trademarks	($	)		(6)			(6)
(=) Operating Income Before Items	($	)	100	106			206	3	2			5	(22)	(12)			(34)	(1)	(2)			(3)

Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income Before Items	($	)	100	106			206	3	2			5	(22)	(12)			(34)	(1)	(2)			(3)
(+) Depreciation and amortization	($	)	110	110			220		1			1	6	7			13
(=) EBITDA Before Items	($	)	210	216			426	3	3			6	(16)	(5)			(21)	(1)	(2)			(3)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Reconciliation of Non-GAAP Financial Measures - By Segment 2007

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates segment “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Operating Income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1'07	Q2'07	Q3'07	Q4'07	YTD	Q1'07	Q2'07	Q3'07	Q4'07	YTD	Q1'07	Q2'07	Q3'07	Q4'07	YTD	Q1'07	Q2'07	Q3'07	Q4'07	YTD
Reconciliation of Operating Income to “Operating Income Before Items”
Operating Income (loss)	($	)	71	92	133	25	321	4	2	6	1	13	(4)	(20)	(13)	(26)	(63)		(5)	(3)	7	(1)
(+) Costs related to synergies, integration and optimization	($	)	7	6	14	21	48
(-) Gains for lawsuit and insurance claim settlements	($	)				(39)	(39)														(12)	(12)
(-) Gains related to financial instruments	($	)		(10)	(6)	(2)	(18)
(+) Closure and restructuring costs	($	)	2	2	2	7	13						1				1
(+) Impairment of goodwill and property, plant and equipment	($	)				92	92									4	4
(=) Operating Income Before Items	($	)	80	90	143	104	417	4	2	6	1	13	(3)	(20)	(13)	(22)	(58)		(5)	(3)	(5)	(13)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income Before Items	($	)	80	90	143	104	417	4	2	6	1	13	(3)	(20)	(13)	(22)	(58)		(5)	(3)	(5)	(13)
(+) Depreciation and amortization	($	)	72	126	122	124	444	1			1	2	5	6	6	8	25
(=) EBITDA Before Items	($	)	152	216	265	228	861	5	2	6	2	15	2	(14)	(7)	(14)	(33)		(5)	(3)	(5)	(13)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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